PERSONAL GOODWILL PURCHASE AGREEMENT

THIS PERSONAL GOODWILL PURCHASE AGREEMENT (this "**Agreement**") is made and entered into this 6 day of November, 2012, by and among JAMES RIVER HOLDINGS and/or assigns, a Missouri corporation ("**Buyer**"), and Robert G, Sorenson and Patrica J. Sorenson individuals and resident of the State of Missouri ("**Seller**").

WHEREAS, Seller has been involved in a business which engages in the new construction of concrete and asphalt parking lots, driveways, and repair of the same, for over nineteen (19) years and has developed significant business relationships with customers, suppliers and others within such business community (the "**Business**"); and

WHEREAS, Seller is the sole shareholder of 4 State Asphalt & Sealing,LLC, a Missouri corporation ("**4 State**"), through which the Business is conducted; and

WHEREAS, Seller and Buyer are parties to that certain Asset Purchase and Sale Agreement dated November 2, 2012, pursuant to which Buyer will, simultaneously with the effective date of this Agreement, purchase substantially all of the Assets of 4 State related to the Business (the "**Purchase Agreement**"); and

WHEREAS, the benefits of the personal business relationships and reputations of Seller in the paving industry (the "**Personal Goodwill**") are not assets of 4 State that can be transferred pursuant to the Purchase Agreement; and

WHEREAS, upon the terms and subject to the conditions contained herein, Seller desires to sell to Buyer and Buyer desires to purchase from Seller all of Seller's Personal Goodwill.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. PURCHASE AND SALE OF PERSONAL GOODWILL. Upon the terms and subject to the conditions contained herein, Seller agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase, acquire and accept from Seller, all of Seller's Personal Goodwill. Such purchase and sale shall be pursuant to a duly and properly executed bill of sale and assignment, in ordinary and customary form reasonably acceptable to Buyer and Seller, delivered to Buyer by Seller at Closing (as defined herein) evidencing the transfer of Seller's Personal Goodwill to Buyer in accordance with the terms hereof.

2. PURCHASE PRICE. For and in consideration of the Personal Goodwill Buyer shall pay ONE Million-Two Hundred Thousand and No/100 Dollars ($1,200,000.00) in the form of a promissory note executed at closing.

3. CLOSING. Subject to the satisfaction of the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "**Closing**") shall take place at the offices of McDonald County Title and Escrow 502 Main Street Pineville, MO

64856 on Friday November 16th, 2012, prior to 6:00 p.m., or such other location, date or time to which the parties agree (the "**Closing Date**"). Notwithstanding this, however, the parties agree that Closing may occur by facsimile with original documents to follow by mail. All actions taken at the Closing shall be deemed to have been taken simultaneously as of 12:01 a.m. on the Closing Date.

4. CONDITIONS TO SELLER'S OBLIGATIONS. The obligation of the Seller to complete the Closing of the transactions contemplated by this Agreement is subject to the simultaneous closing of the transactions contemplated by the Purchase Agreement; and

5. MISCELLANEOUS.

(a) Further Assurances. At such time and from time to time on and after the Closing Date upon request by any party, the other parties will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be required or to carry out the purposes of this Agreement.

(b) Complete Agreement. This Agreement, the Purchase Agreement, the Confidential Non-Disclosure Agreement and the Transaction Documents (as defined in the Purchase Agreement) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements whether written or oral relating hereto.

(c) Waiver, Discharge. The failure of any party hereto to enforce at any time any of the provisions of this Agreement, and the Closing hereof, shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

(d) Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by telecopy to such party (or, in the case of an entity, to an executive officer of such party) or shall be given by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Buyer:

James River Holdings and/or assigns
J. Barry Watts, Chief Executive Officer
2845 S. Ingram Mill Rd
Springfield, MO65804

if to Seller:

4 State Asphalt & Sealing, LLC
Robert G. Sorenson or Patrica J. Sorenson
19347 Panda Road
Neosho, MO 64840

Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail).

(e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the Laws of the State of Missouri, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or assigns of the parties hereto; provided that no party may assign its rights herein or delegate its duties hereunder without the prior written consent of the other parties.

(g) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(h) Extension, Waiver. The parties hereto, may to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement of a party hereto to any such extension or waiver with respect to another party shall be valid only if set forth in a written instrument signed by such party.

(i) Titles and Headings, Construction. The table of contents and the titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

(j) Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together, when executed and delivered, shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year aforesaid.

Signature page follows

BUYER:

James River Holdings and/or assigns

By: ______________________________
J. Barry Watts, Chief Executive Officer

SELLER:

____
Robert G. Sorensen, Individually

____
Patricia J. Sorensen, Individually